
                                       THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                              SCHEDULE III - REAL ESTATE OWNED:  PROPERTIES
                                                           DECEMBER 31, 1996
                            -----------------------------------------------------------------------------------

                                                                                             GROSS AMOUNT AT WHICH
                     INTIAL COSTS TO THE PARTNERSHIP                                       CARRIED AT CLOSE OF YEAR
                   --------------------------------------     COSTS        ---------------------------------------------------------
                                                           CAPITALIZED
                                             BUILDING &    SUBSEQUENT TO              BUILDING &     TOTAL      YEAR OF       DATE
   DESCRIPTION    ENCUMBRANCES     LAND     IMPROVEMENTS    ACQUISITION     LAND     IMPROVEMENTS  (A)(B)(C)  CONSTRUCTION  ACQUIRED
   -----------    ------------     ----     ------------    -----------     ----     ------------  ---------  ------------  --------

Properties:

Office Building
Lisle, IL               None    1,780,000      15,743,881          540        1,780,000   15,744,421   17,524,421  1985  Sept., 1987

Garden Apartments
Atlanta, GA             None    3,631,212      11,168,904      596,622(c)     3,631,212   11,765,526   15,396,738  1987  Oct., 1987

Warehouse
Pomona, CA              None    3,412,636(b)   19,091,210      952,905        3,412,636   20,044,115   23,456,751  1984  Apr., 1988

Retail Shopping Center
Roswell, GA             None    9,454,622      21,513,677      785,774        9,462,951   22,291,122   31,754,073  1988  Jan., 1989

Office Building
Morristown, NJ          None    2,868,660      12,958,451    2,970,113        2,868,660   15,928,564   18,797,224  1981  Aug., 1988

Office/Warehouse
Bolingbrook, IL         None    1,373,199       7,302,518      272,311        1,373,199    7,574,829    8,948,028  1989  Feb., 1990

Garden Apartments
Farmington Hills, MI    None    1,550,000      11,744,571      329,381        1,583,320   12,040,632   13,623,952  1988  Jan., 1990

Garden Apartments
Raleigh, NC             None    1,623,146      14,135,553        4,252        1,623,146   14,139,805   15,762,951  1995  Jun., 1995

Office Building
Nashville, TN           None    1,797,000       6,588,451       (6,125)       1,797,327    6,581,999    8,379,326  1982  Oct., 1995

Office Park
Oakbrook Terrace, IL    None    1,313,310      11,316,883       94,912        1,313,821   11,411,284   12,725,105  1988  Dec., 1995

Office Building
Beaverton, OR           None      816,415       9,897,307            0          816,415    9,897,307   10,713,722  1995  Dec., 1996
                               ----------     -----------    ---------       ----------  -----------  -----------
                               29,620,200     141,461,406    6,000,685       29,662,687  147,419,604  177,082,291
                               ==========     ===========    =========       ==========  ===========  ===========



                                                   1996            1995           1994
                                               -----------     -----------    -----------
(a)          Balance at beginning of year      191,981,608     154,157,068    145,532,430
             Additions:
               Acquistions                      10,713,722      36,774,343      7,463,414
               Improvements, etc.                  550,050       1,050,197      1,161,224
             Deletions:
               Sale                            (26,163,089)              0              0

                                               -----------     -----------    -----------
             Balance at end of year            177,082,291     191,981,608    154,157,068
                                               ===========     ===========    ===========

(b)          Represents land under
               capital lease.

(c)          Net of $1,000,000 settlement
               received from lawsuit.


                                       THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                       SCHEDULE III - REAL ESTATE OWNED:  INTEREST IN PROPERTIES
                                                           DECEMBER 31, 1996
                            -----------------------------------------------------------------------------------

                                                                                             GROSS AMOUNT AT WHICH
                     INTIAL COSTS TO THE PARTNERSHIP                                       CARRIED AT CLOSE OF YEAR
                   --------------------------------------     COSTS        ---------------------------------------------------------
                                                           CAPITALIZED
                                             BUILDING &    SUBSEQUENT TO              BUILDING &                YEAR OF       DATE
   DESCRIPTION    ENCUMBRANCES     LAND     IMPROVEMENTS    ACQUISITION     LAND     IMPROVEMENTS  TOTAL (A)  CONSTRUCTION  ACQUIRED
   -----------    ------------     ----     ------------    -----------     ----     ------------  ---------  ------------  --------

Interest in properties:

Warehouse/Distribution
Jacksonville, FL        None  $   231,119     $ 1,073,849  $    12,485      $   231,119  $ 1,086,334  $ 1,317,453  1988  Jan., 1990

Warehouse/Distribution
Jacksonville, FL        None      176,256         818,935        7,257          176,256      826,192    1,002,448  1986  Jan., 1990

Warehouse/Distribution
Jacksonville, FL        None      255,545       1,187,335           14          255,545    1,187,349    1,442,894  1982  Jan., 1990

Warehouse/Distribution
Jacksonville, FL        None      415,548       1,930,761       24,053          415,548    1,954,814    2,370,362  1979  Jan., 1990
                              -----------     -----------  -----------      -----------  -----------  -----------
                              $ 1,078,468     $ 5,010,880  $    43,809      $ 1,078,468  $ 5,054,689  $ 6,133,157
                              ===========     ===========  ===========      ===========  ===========  ===========


                                                  1996         1995           1994
                                              ----------   ----------   ------------
(a)          Balance at beginning of year     $6,133,157   $6,108,742   $ 26,348,882
               Additions:
               Acquistions                             0       24,415              0
               Improvements, etc.                      0            0         12,087
             Deletions:
               Sale                                    0            0    (20,252,227)

                                              ----------   ----------   ------------
             Balance at end of year           $6,133,157   $6,133,157   $  6,108,742
                                              ==========   ==========   ============





                                     II-92